Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$3,147,380
Unrealized Gain (Loss) on Market Value of Futures	6,820,745
Dividend Income	5,250
Interest Income	18,000
ETF Transaction Fees	5,600
Total Income (Loss)	$9,996,975

Expenses
General Partner Management Fees	$21,367
Professional Fees	11,489
Brokerage Commissions	21,144
Non-interested Directors' Fees and Expenses	269
Prepaid Insurance Expense	277
NYMEX License Fee	533
Total Expenses	55,079
Expense Waiver	(28,372)
Net Expenses	$26,707
Net Income (Loss)	$9,970,268

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/20	$28,593,658
Additions (3,350,000 Shares)	38,232,865
Withdrawals (1,000,000 Shares)	(12,010,354)
Net Income (Loss)	9,970,268

Net Asset Value End of Month	$64,786,437
Net Asset Value Per Share (5,150,000 Shares)	$12.58

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596